Exhibit (q)(1)

                       FOR PILGRIM INVESTMENT FUNDS, INC.
                                  on behalf of
                              Pilgrim MagnaCap Fund
                             Pilgrim High Yield Fund

                                    EXHIBITS

(e)(1) Form of Investment Management Agreement between PIF, on behalf of Pilgrim MagnaCap Fund, and ING Pilgrim Investments is incorporated by reference to Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A as filed on November 2, 2000.

(e)(2) Form of Investment Management Agreement between PIF, on behalf of Pilgrim High Yield Fund, and ING Pilgrim Investments is incorporated by reference to Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A as filed on November 2, 2000.